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Exhibit 5.1

[SIDLEY AUSTIN LLP LETTERHEAD]

November 8, 2006

Aldabra Acquisition Corporation
c/o Terrapin Partners LLC
540 Madison Avenue, 17th Floor
New York, New York 10022

Dear Sirs:

        We have acted as special counsel to Aldabra Acquisition Corporation (the "Company"), a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to 40,000,000 shares of common stock, par value $0.0001, of the Company (the "Aldabra Common Stock") issuable in connection with the merger (the "Merger") of GLDD Acquisitions Corp., a Delaware corporation ("Great Lakes"), with and into Aldabra Merger Sub, L.L.C., a Delaware limited liability company and wholly owned subsidiary of the Company ("Merger Sub").

        This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement on Form S-4, Number 333-136861 (the "Registration Statement") filed by the Company and Great Lakes Dredge & Dock Holdings Corp. ("Great Lakes Holdings") with the United States Securities and Exchange Commission under the Act for the purpose of registering the Aldabra Common Stock and certain other shares of common stock of Great Lakes Holdings.

        In arriving at the opinions expressed below we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of:

  (i)
  the certificate of incorporation and the bylaws of the Company;

  (ii)
  minutes and records of the corporate proceedings of the Company with respect to the issuance of the Aldabra Common Stock and related matters;

  (iii)
  the Registration Statement and exhibits thereto, including the Agreement and Plan of Merger, dated as of June 20, 2006 (the "Merger Agreement"), by and among Great Lakes, the Company, Merger Sub, and certain of their respective stockholders as representatives of the parties to the merger agreement and the Agreement and Plan of Merger, dated as of August 21, 2006, by and among the Company, Great Lakes Holdings, and GLH Merger Sub L.L.C.; and

  (iv)
  such other documents, instruments and items as we have deemed necessary and relevant as the basis for the opinion set forth below.

        In rendering the opinions expressed below, we have assumed, without independent investigation or inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents that we examined, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, telefaxed, electronic or photostatic copies, and the authenticity of the originals of those latter documents.

        In connection with the opinion expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any Aldabra Common Stock pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) all relevant corporate actions heretofore taken by the Company remain in full force and effect, (iii) the Merger has been approved by the requisite vote of the stockholders of the Company, and (iv) there has not occurred any change in law materially adversely affecting the power of the Company to issue and deliver the Aldabra Common Stock or the validity of the Aldabra Common Stock.

        As to questions of fact material to this opinion and as to the content and form of the certificate of incorporation, the bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

        Based upon the foregoing examination and the assumptions and qualifications set forth herein, we are of the opinion that, if and when the Aldabra Common Stock is issued and delivered by the Company in accordance with the terms and conditions of the Merger Agreement and as contemplated by the Registration Statement, the Aldabra Common Stock will be legally issued, fully paid and non-assessable.

        The opinion expressed above is based exclusively on the statutory provisions of the Delaware General Corporation Law and all applicable provisions of the Delaware constitution including reported judicial decisions interpreting these laws and we express no opinion with respect to any other laws of the State of Delaware or of any subdivision thereof, or the laws of any other jurisdiction. This opinion is limited to the matters described herein and is not to be read as an opinion with respect to any other matter. This opinion letter is issued for the benefit of the persons to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency, or otherwise circulated or utilized for any purpose without our prior written consent.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

        This opinion is being given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention with respect to the matters discussed herein, including any changes in applicable law which may hereafter occur.

Very truly yours,

/s/ Sidley Austin LLP

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  Exhibit 5.1